Exhibit 99.1

August 18, 2011

Reporters May Contact:

Kelly Polonus, Great Southern, (417) 895-5242
kpolonus@greatsouthernbank.com

Great Southern Bancorp, Inc. Receives $57.9 Million of Capital
From Small Business Lending Fund

Springfield, Mo. – Great Southern Bancorp, Inc. (NASDAQ:GSBC), the parent company of Great Southern Bank, today announced that it has received an investment of $57.9 million in the Company’s preferred stock from the United States Department of the Treasury under the Small Business Lending Fund (SBLF).  The SBLF is a $30 billion voluntary program intended to encourage small business lending by providing capital to qualified community banks at favorable rates.

Simultaneously with the receipt of the SBLF funds, Great Southern redeemed the $58.0 million of shares of preferred stock issued to the Treasury in December 2008 under the Capital Purchase Program (CPP), a part of the Troubled Asset Relief Program. In addition to the full redemption of the CPP investment, during the period the investment was outstanding the Company paid a total of $7.8 million in dividends to the Treasury. Also, the Treasury continues to hold a warrant to purchase 909,091 shares of the Company’s common stock at a price of $9.57.  The Company is currently preparing a proposal to the Treasury to initiate the process for its repurchase of the warrant.

“The Company has been selected among healthy financial institutions to participate in this important program.  We are pleased to have completed the SBLF capital infusion in support of our small business lending operations and to have repaid the CPP investment,” commented Great Southern President and CEO Joseph W. Turner. “We believe our participation in the SBLF program is a great opportunity for the Company. It strengthens our already strong balance sheet and capital levels, which enhances our ability to meet credit needs of the small business community in our various markets and promote economic growth.”

More details regarding the transactions described above may be found in the Company’s Current Report on Form 8-K filed on August 18, 2011, with the United States Securities and Exchange Commission.

With total assets of $3.4 billion, Great Southern offers banking, investment, insurance and travel services. Headquartered in Springfield, Mo., the Company operates 76 retail banking centers in Missouri, Arkansas, Iowa, Kansas and Nebraska. Great Southern Bancorp is a public company and its common stock (ticker: GSBC) is listed on the NASDAQ Global Select stock exchange.

www.GreatSouthernBank.com

Forward-Looking Statements

When used in documents filed or furnished by the Company with the Securities and Exchange Commission (the "SEC"), in the Company's press releases or other public or shareholder communications, and in oral statements made with the approval of an authorized executive officer, the words or phrases "will likely result," "are expected to," "will continue," "is anticipated," "estimate," "project," "intends" or similar expressions are intended to identify "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties, including, among other things, (i) expected cost savings, synergies and other benefits from the Company’s merger and acquisition activities might not be realized within the anticipated time frames or at all, and costs or difficulties relating to integration matters, including but not limited to customer and employee retention, might be greater than expected; (ii) changes in economic conditions, either nationally or in the Company’s market areas; (iii) fluctuations in interest rates; (iv) the risks of lending and investing activities, including changes in the level and direction of loan delinquencies and write-offs and changes in estimates of the adequacy of the allowance for loan losses; (v) the possibility of other-than-temporary impairments of securities held in the Company’s securities portfolio; (vi) the Company’s ability to access cost-effective funding; (vii) fluctuations in real estate values and both residential and commercial real estate market conditions; (viii) demand for loans and deposits in the Company’s market areas; (ix) legislative or regulatory changes that adversely affect the Company’s business, including, without limitation, the Dodd-Frank Wall Street Reform and Consumer Protection Act and its implementing regulations, and the new overdraft protection regulations and customers’ responses thereto; (x) monetary and fiscal policies of the Federal Reserve Board and the U.S. Government and other governmental initiatives affecting the financial services industry; (xi) results of examinations of the Company and the Bank by their regulators, including the possibility that the regulators may, among other things, require the Company to increase its allowance for loan losses or to write-down assets; (xii) the uncertainties arising from the Company’s participation in the TARP Capital Purchase Program, including impacts on employee recruitment and retention and other business and practices, uncertainties concerning the potential redemption by us of the U.S. Treasury’s preferred stock investment under the program, including the timing of, regulatory approvals for, and conditions placed upon, any such redemption and uncertainties associated with our anticipated participation in the U.S. Treasury’s Small Business Lending Fund; (xiii) costs and effects of litigation, including settlements and judgments; and (xiv) competition.  The Company wishes to advise readers that the factors listed above could affect the Company's financial performance and could cause the Company's actual results for future periods to differ materially from any opinions or statements expressed with respect to future periods in any current statements.

The Company does not undertake-and specifically declines any obligation-to publicly release the result of any revisions which may be made to any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.